UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

Castle Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38984	77-0701774
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 S. Friendswood Drive, Suite 401 Friendswood, Texas	77546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 788-9007

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CSTL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2021, upon recommendation of the Nominating and Corporate Governance Committee of the board of directors (the “Board”) of Castle Biosciences, Inc. (the “Company”), the Board appointed (i) Kimberlee Caple to serve as a Class III director until the Company’s 2022 annual meeting of stockholders and (ii) Ellen Goldberg to serve as a Class I director until the Company’s 2023 annual meeting of stockholders.

Ms. Caple and Ms. Goldberg will each receive compensation for their service as directors in accordance with the Company’s Non-Employee Director Compensation Policy, as currently in effect (the “Compensation Policy”). The Compensation Policy provides for annual cash compensation of $40,000 for service on the Board, payable in equal quarterly installments and pro-rated for any partial months of service. In addition, pursuant to the Compensation Policy, on July 14, 2021, each of Ms. Caple and Ms. Goldberg were granted an option to purchase 5,365 shares of the Company’s common stock and restricted stock units covering 1,320 shares of common stock. One-third of the shares subject to the stock options vest on July 14, 2022 and the remaining shares shall vest in equal monthly installments over the next two years. The shares subject to the restricted stock units shall vest in a series of three successive equal annual installments over the three-year period measured from the date of the grant. In addition, each of Ms. Caple and Ms. Goldberg have entered into the Company’s standard form of indemnification agreement for its directors and executive officers.

There is no arrangement or understanding between any of Ms. Caple or Ms. Goldberg and any other person pursuant to which Ms. Caple and Ms. Goldberg were appointed as directors. There are no transactions between the Company and any of Ms. Caple or Ms. Goldberg that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE BIOSCIENCES, INC.

	By:	/s/ Derek J. Maetzold
Derek J. Maetzold
President and Chief Executive Officer
Date: July 16, 2021